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                                                                    Exhibit 10.4


                            STOCK OPTION AGREEMENT
                            ----------------------

          STOCK OPTION AGREEMENT dated as of August 31, 1994 (this "Agreement") among Dura Automotive Holding, Inc. a Delaware corporation (the "Company"), and Orscheln Co., a Delaware corporation ("Orscheln").

          Pursuant to a Joint Venture Agreement, dated as of the date hereof (the "Joint Venture Agreement"), by and among the Company, Orscheln, MC Holding Corp., Onex U.S. Investments, Inc. ("Onex") and J2R Corporation ("J2R"), in exchange for the contribution by Orscheln of the Orscheln Transferred Assets (as defined in the Joint Venture Agreement) to the Company, the Company has agreed to issue to Orscheln a stock option (the "Option") to purchase 818.18 shares, as adjusted below, of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common").

          1. Stock Option. The Option is to purchase 818.18 shares of the Class A Common (the "Option Shares") at a price per share of $25.62 (the "Option Price"). The number of Option Shares and the Option Price will be equitably adjusted for any stock split, stock dividend or reclassification or recapitalization of the Class A Common which occurs subsequent to the date of this Agreement. The Option will expire on the date (the "Expiration Date") which is the earlier of (a) the date on which Orscheln ceases to own any outstanding Class A Common and (b) the Clark Option Expiration Date, provided that Orscheln will have the right to exercise the Option after the Expiration Date with respect to Option Shares until the earlier of (x) with respect to those Option Shares which are the subject of a Repurchase Notice (as defined in paragraph 4), 30 days after the date on which the Company delivers the Repurchase Notice pursuant to paragraph 4 hereof, or (y) twelve months after the Expiration Date if no Repurchase Notice is delivered. The Option is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

          2. Additional Terms. The Option is also subject to the following provisions:

          (a) Procedures for Exercise. Upon its receipt of notice (an "Exercise Notice") from the Company that any portion of the Clark Option has been exercised, Orscheln may exercise the Option with respect to a number of Option Shares equal to the product of (i) the quotient of (A) the number of Clark Option Shares with respect to which the Clark Option has been exercised (as indicated in the Exercise Notice), divided by (B) 1000, multiplied by (ii)
818.18 (as each such number is equitably adjusted for any stock split, stock dividend or reclassification or recapitalization of the Class A Common which occurs subsequent to the date of this Agreement), by delivering written notice of exercise to the Company within 10 days of receipt of such Exercise Notice, together with


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(x) a written acknowledgement that Orscheln has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Orscheln regarding the Company and
(y) payment in full by delivery of a cashier's or certified check in the amount of the Option Price plus the amount of any additional federal and state income taxes required to be withheld by reason of the exercise of the Option. As a condition to any exercise of the Option, Orscheln will permit the Company to deliver to it all financial and other information regarding the Company and its subsidiaries which it believes necessary to enable Orscheln to make an informed investment decision.

          (b) Securities Laws Restrictions. Orscheln represents that when it exercises the Option it will be purchasing Option Shares for its own account and not on behalf of any other person. Orscheln understands and acknowledges that federal and state securities laws govern and restrict Orscheln's right to offer, sell or otherwise dispose of any Option Shares unless Orscheln's offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. Orscheln agrees that it will not offer, sell or otherwise dispose of any Option Shares in any manner which would (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Orscheln further understands that the certificates for any Option Shares that Orscheln purchases will bear the legend set forth in paragraph 3(b) or such other legend as the Company deems necessary or desirable to assure compliance with the 1933 Act and other applicable laws, rules and regulations.

          3.  Restrictions on Transfer.

          (a) Transfer of Option Shares. Orscheln will not sell, pledge or otherwise dispose of any interest in Option Shares except pursuant to the provisions of the Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"), by and among the Company, Orscheln, Onex, J2R and certain other stockholders party thereto.


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          (b)  Additional Restrictions on Transfer.

          (i) The certificates representing the Option Shares will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER AGREEMENTS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF AUGUST 31, 1994 BETWEEN THE ISSUER AND ORSCHELN CO., A COPY OF WHICH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF WITHOUT CHARGE AT THE PRINCIPAL PLACE OF BUSINESS OF THE ISSUER."

          (ii) No holder of Option Shares may sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the 1933 Act is not required in connection with such transfer.

          4.  Repurchase Option.

          (a)  The following term is defined as followed:

          "Fair Market Value" of each Option Share means the market value agreed upon by Orscheln and the Board of Directors of the Company (the "Board"). If Orscheln and the Board are unable to agree upon the market value, then Orscheln and the Board will split the cost of a mutually acceptable business appraiser whose determination will be binding.

          (b) In the event that (i) Orscheln no longer owns any outstanding Class A Common or (ii) the Company has exercised all or any portion of the Clark Repurchase Option pursuant to the terms of the Clark Option Agreement, the Option Shares, whether held by Orscheln or one or more transferees, will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this paragraph 4 (the "Repurchase Option").

          (c) If Orscheln no longer owns any outstanding Class A Common, then on or after the Expiration Date the Company may elect to purchase all or any portion of the Option Shares at a price per share equal to the Fair Market Value thereof as determined on the Expiration Date.


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          (d)  If the Company has exercised all or any portion of the Clark
Repurchase Option pursuant to the terms of the Clark Option Agreement, then the Company may elect to purchase a number of Option Shares equal to the product of
(i) the quotient of (A) the number of Clark Option Shares with respect to which the Company has exercised the Clark Repurchase Option pursuant to the Clark Option Agreement, divided by (B) the total number of Clark Option Shares with respect to which the Company could have exercised such Clark Repurchase Option, multiplied by (ii) the total number of Option Shares.

          (e) The Company may elect to exercise its right to purchase all or a portion of the Option Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Option or Option Shares. The Repurchase Notice will set forth the number of each class of Option Shares to be acquired from such holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. If any Option Shares are held by transferees of Orscheln, the Company shall purchase the shares elected to be purchased from such holder(s) of such Option Shares, pro rata according to the number of such Option Shares held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

          (f) The closing of the transactions contemplated by this paragraph 4 shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 30 days after the delivery of the Repurchase Notice. The Company will pay for the Option Shares to be purchased pursuant to the Repurchase Option by check payable to the holder thereof. The Company will be entitled to receive representations and warranties that such seller has good and marketable title to the Option Shares to be transferred free and clear of all liens, claims and other encumbrances.

          (g) The Repurchase Option provided for in this paragraph 4 shall terminate only upon the consummation of an Approved Sale of the Company or upon the initial public offering of the Company's equity securities.

          5. Non-Transferability of Option. The Option is not transferable by Orscheln except in accordance with the provisions of the Stockholders Agreement.

          6. Effect of Transfers in Violation of Agreement. The Company shall not be required (a) to transfer on its books any Option Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.


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          7.  Notice.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid or sent by overnight delivery service at the addresses as shown below:

          To the Company:

               Dura Automotive Holding, Inc.
               c/o Hidden Creek Industries
               4508 IDS Center
               Minneapolis, MN  55402
               Attn: Scott D. Rued

          To Orscheln:

               Orscheln Co.
               2000 U.S. Highway 63 South, P.O. Box 280
               Moberly, MO 65270
               Attn:  James L. O'Loughlin

or at such other address as such party may designated by 10 days' advance written notice to the other party.

          8. Successors and Assigns. The agreements contained in this Agreement shall be binding upon and inure to the benefit of and be enforceable by Orscheln, the Company and their respective successors and assigns.

          9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

          10. Defined Terms. The following terms shall have the meanings set forth below:

          "Common Stock" shall mean the Company's Class A Common, Class B Common Stock, par value $0.01 per share, and Class C Common, par value $0.01 per share, collectively.

          "Clark Option" shall mean the "Option" as defined in the Clark Option Agreement.

          "Clark Option Shares" shall mean the "Option Shares" as defined in the Clark Option Agreement.

          "Clark Option Agreement" shall mean the Stock Option Agreement, dated as of the date hereof, between the Company and Kim B. Clark.


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          "Clark Option Expiration Date" shall mean the "Expiration Date" as defined in the Clark Option Agreement.

          "Clark Repurchase Option" shall mean the "Repurchase Option" as defined in the Clark Option Agreement.

          11. Entire Agreement. This Agreement constitutes the entire understanding between Orscheln and the Company and supersedes all other agreements, whether written or oral, with respect to the grant of the Option and the acquisition by Orscheln of Option Shares.

          12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13. Counterparts. This Agreement may be executed on separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          14. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          15. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Orscheln.


                           *     *     *     *     *




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          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                        DURA AUTOMOTIVE HOLDING, INC.


                                        By: _______________________________


                                        Its: ______________________________





                                        ORSCHELN CO.


                                        By: _______________________________


                                        Its: ______________________________








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